UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 4, 2009

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 4, 2009, Lee Enterprises, Incorporated (the “Company”) was notified by the New York Stock Exchange that its share price has risen to a sufficient level to cure a share price deficiency. Therefore, the Company has returned to compliance with the exchange’s continued listing requirements for share price.   The NYSE had notified Lee in December 2008 that the Company was not in compliance with the exchange's continued listing standard that requires an average closing price of at least $1.00 per share of its publicly traded common shares over a 30-trading day period.  At the time, the NYSE's rules granted the Company a six-month period within which to cure the price deficiency. Since then, the NYSE temporarily suspended the standard through July 31, 2009, and, as a result, extended Company's six-month cure period until December 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: September 11, 2009	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer